UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 19, 2009

Alternative Construction Technologies, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-128191	20-1776133
(Commission File Number)	(IRS Employer Identification No.)

2910 Bush Drive. Melbourne, Florida	32935
(Address of Principal Executive Offices)	(Zip Code)

(800) 859-8813
Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01OTHER EVENTS

On February 3, 2009 Daniel McLaughlin, a representative of Glenwood Capital, LLC, was appointed by the United States District Court, Southern District of New York as Collateral Agent to oversee all the collateralized assets of the Company (the “Collateral”).

As Collateral Agent, Mr. McLaughlin, was granted authority by the Court, until such time a hearing of the merits of the Company’s affirmative defenses and counterclaim, or further order by the Court, to, among other things, dispose of the Collateral as appropriate to pay ongoing and necessary expenses associated with the operation and development of the Company’s business.  On numerous occasions the Company made demands for necessary expenses to be made, including the payment of legal fees.  The Collateral Agent has made no payments to date.

On March 19, 2009, in a case captioned James Beshara v. Alternative Construction Technologies, Inc., et al (County Court for 12th District of Florida, Sarasota, FL) summary judgment was entered against the Company ordering the Company to record the transfer of ownership of Alternative Construction Manufacturing in Tennessee, Inc., Alternative Construction Safe Rooms, Inc., and Alternative Construction by ProSteel Builders, Inc., to Plaintiff.  The Company does not have sufficient assets to defend the suit.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)Financial Statements

Not applicable.

(b)Pro Forma Financial Information

Not applicable.

(c)Exhibits:

Court Order, County Court for the Twelfth Judicial District in anf for Sarasota County, Florida dated March 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.

Date: March 23, 2009	By:	/s/ Michael Hawkins
Name Michael Hawkins
Title Chief Executive Officer